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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) October 24, 2005


                          LYNCH INTERACTIVE CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



     Delaware                   1-15097                 06-1458056
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    (State or other          (Commission File         (IRS Employer
    Jurisdiction of             Number)               Identification)
    Incorporation)




                  401 Theodore Fremd Avenue Rye, New York 10580
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               (Address of Principal Executive Offices) (Zip Code)



        Registrant's Telephone Number, Including Area Code: 914-921-8821


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ITEM 5.   Appointment of Principal Officer.
         ----------------------------------

     Effective October 24, 2005, Mr. John Barnicle, 41, became the corporation's President and Chief Operating Officer. On November 15, 2005 Mr. Barnicle will become the corporation's Chief Executive Officer. For a description of Mr. Barnicle's background and experience, see the press release attached hereto as
Exhibit 99.1.

     Mr. Barnicle is employed under an employment agreement pursuant to which he is entitled to a salary initially set at $350,000 per year, as well as other customary benefits, and to a bonus in respect of each calendar year. His bonus has been set at a minimum of $35,000 in respect of 2005; a minimum of 40% of his base salary in respect of 2006; and thereafter in a range from 0% to 300% of his base salary, as determined by the Executive Compensation and Benefits Committee of the Board, based on attainment of objectives set by that committee in consultation with the Mr. Barnicle.

     In the event of a termination of his employment, Mr. Barnicle is entitled under certain circumstances, to severance payments from the corporation, including a payment of 2.99 times his base salary in the event of a "change in control" of the corporation, as that term is defined in the employment agreement.

     Attached as Exhibit 99.1 is a copy of the press release announcing that Lynch Interactive Corporation has named John Barnicle President and CEO.

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



                                    SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LYNCH INTERACTIVE CORPORATION


                                               /s/ John A. Cole
                                               ----------------
                                               John A. Cole
                                               Vice President, General
                                               Counsel and Secretary




Date: October 26, 2005

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


                                  EXHIBIT INDEX

Exhibit 99.1--Press Release of Lynch Interactive Corporation,  dated October 24,
              2005.

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